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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-06409, 333-35745, 333-57031, 333-68499,
333-83927, 333-86861, 333-32380, 333-46640, 333-58334, 333-73882, 333-99093,
333-100130, 333-112094 and 333-118864) of SkillSoft PLC of our reports dated April 14, 2005, with respect to the consolidated financial statements of SkillSoft PLC, SkillSoft PLC management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SkillSoft PLC included in this Annual Report (Form 10-K) for the year ended January 31, 2005.

                                                 /s/ Ernst & Young LLP

Boston, Massachusetts
April 14, 2005